Exhibit 99.1

PRESS RELEASE CONTACT: MICHAEL SENKEN
PHONE: (770) 651-9100
MIMEDX THIRD QUARTER REVENUE OF $33.5 MILLION EXCEEDS UPPER END OF GUIDANCE

REVENUE INCREASES 31% SEQUENTIALLY AND 108% OVER 2013 THIRD QUARTER AND COMPANY RECORDS FIRST QUARTERLY OPERATING PROFIT

COMPANY PROVIDES PRELIMINARY INSIGHT INTO 2015
REVENUE AND OPERATING PROFIT MARGIN

MARIETTA, Georgia, October 13, 2014 (PR Newswire) – MiMedx Group, Inc. (NASDAQ: MDXG), the leading regenerative medicine company utilizing human amniotic tissue and patent-protected processes to develop and market advanced products and therapies for the Wound Care, Surgical, Orthopedic, Spinal, Sports Medicine, Ophthalmic and Dental sectors of healthcare, announced today record revenue results for the third quarter of 2014 and issued updated guidance.

Third Quarter Highlights include:

•	Revenue exceeds $32 million upper end of guidance

•	Revenue increases by 108% over Q3 2013

•	Quarter-over-quarter revenue grows by 31%

•	12th consecutive quarter of meeting or exceeding revenue guidance

•	2014 nine-month revenue of $78.7 million increases by 91% over 1st nine months of 2013

•	First quarterly operating profit

•	11th consecutive quarter of positive Adjusted EBITDA
Guidance Highlights include:

•	Fourth quarter revenue expectations of $37.3 - $38.3 million

•	Full year 2014 revenue expectations increase to $116 - $117 million

•	Preliminary expectations for full year 2015 revenue of $175 - $185 million

•	Preliminary expectations for full Year 2015 operating profit margin to exceed 15%

Revenue Results for Third Quarter and Nine Months Ended September 30, 2014
The Company recorded record revenue for the third quarter of 2014 of $33.5 million, a $17.4 million or 108% increase over 2013 third quarter revenue of $16.1 million, and sequentially, a $7.9 million or 31% increase over second quarter of 2014 revenue. For the nine months ended September 30, 2014, the Company recorded record revenue of $78.7 million, a $37.5 million or 91% increase over revenue of $41.2 million for the first nine months of 2013.

Management Commentary on Revenue Results
Parker H. “Pete” Petit, Chairman and CEO, said, “We are very pleased with our continuing strong period-over-period revenue growth, and delighted to once again announce that we have exceeded the upper end of our quarterly revenue guidance. Our third quarter guidance forecasted revenue to be in the range of $30 million to $32 million, and we have significantly exceeded that upper end. The third quarter marked our 12th straight quarter in which we met or exceeded our revenue forecast. Not only was our third quarter growth over 2013 outstanding with a 108% increase, our sequential quarter-over-quarter revenue growth was extremely impressive with a 31% increase over the second quarter.”

“Once again, wound care sales were the primary driver of the Company’s third quarter revenue growth,” stated Bill Taylor, President and COO. “It is very important to note that our wound care revenue reflects the full spectrum of the wound care settings and wound categories for which our allografts are utilized. It reflects sales related to both chronic and acute wounds, including surgical wounds.”

Petit commented, “Our portfolio of clinical and scientific studies, including Randomized Controlled Trials (“RCTs”) and cross-over clinical studies, continues to grow. These have been published or accepted for publication in leading peer-reviewed journals and clinical and scientific literature. They have played a vital part of our rapid success in securing eligibility for reimbursement coverage from all of the Medicare Administrative Contractors (“MACs”) and the growing list of commercial health plans. The compelling results of these peer-reviewed, published clinical and scientific studies are also playing a crucial part in our on-going successes in gaining reimbursement coverage for EpiFix® from additional commercial health plans and state Medicaid programs.”

“During the first and second quarters of this year, we added 54 sales professionals to our direct sales force. These talented new professionals have made a substantive impact on our year-to-date revenue growth and have greatly complemented the highly experienced team of sales professionals he had assembled prior to 2014. As of today, we have over 150 sales professionals in our sales force. We expect our recent additions will begin impacting our growth in the fourth quarter and beyond. We previously stated that we expected to build out our direct sales force to a level of 150 to 160 sales professionals by the end of this year. We expect to meet or exceed the upper end of that range by the end of this year,” added Taylor.

“We previously communicated our expectation that the third quarter of 2014 results would reflect an operating profit. We are very pleased to report that MiMedx has achieved an operating profit for the third quarter of 2014. This is the first reported quarterly operating income in our history. However, it is also important to note that the third quarter of 2014 was the 11th consecutive quarter that the Company recorded positive Adjusted Earnings Before Interest, Taxes, Depreciation and Share-Based Compensation (Adjusted EBITDA),” concluded Petit.

Outlook for Fourth Quarter and Full Year 2014 and Preliminary 2015 Outlook
The Company estimates fourth quarter of 2014 revenue to be in the range of $37.3 million to $38.3 million. The Company has increased its previously published guidance for full year 2014, and now expects revenue to be in the range of $116 million to $117 million for full year 2014.

The Company also issued its preliminary guidance for full year 2015, and confirmed that its final 2015 guidance would be issued in mid-December 2014. The Company’s preliminary guidance has full year 2015 revenue expectations in the range of $175 million to $185 million. MiMedx also expects that the Company will produce an operating profit margin for full year 2015 that exceeds 15%.

About MiMedx
MiMedx® is an integrated developer, processor and marketer of patent protected regenerative biomaterial products and bioimplants processed from human amniotic membrane. “Innovations in Regenerative Biomaterials" is the framework behind our mission to give physicians products and tissues to help the body heal itself. Our biomaterial platform technologies include AmnioFix® and EpiFix®, our tissue technologies processed from human amniotic membrane that is derived from donated placentas. Through our donor program, a mother delivering via full-term Caesarean section birth can elect in advance of delivery to donate the placenta in lieu of having it discarded as medical waste. We process the human amniotic membrane utilizing our proprietary PURION® Process, to produce a safe and effective implant. MiMedx® is the leading supplier of amniotic tissue, having supplied over 300,000 allografts to date for application in the Wound Care, Surgical, Sports Medicine, Ophthalmic and Dental sectors of healthcare.

Safe Harbor Statement
This press release includes statements that look forward in time or that express management's beliefs, expectations or hopes.  Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, the Company’s revenue expectations for the fourth quarter, full year 2014 and full year 2015, the anticipated expansion of the Company’s sales force and the impact that will have on revenue growth, the impact of clinical and scientific studies on the Company’s ability to secure reimbursement from additional commercial health plans and state Medicaid programs, and the expectations regarding operating profit margin for full year 2015.  These statements are based on current information and belief, and are not guarantees of future performance.  Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that the Company’s revenue may not grow as expected or may decline, that the Company may not achieve the operating profit margins it expects, that the Company does not hire as many sales professionals as anticipated or hiring is delayed, that the hiring of additional sales professionals will not have the expected impact on revenue growth, that the Company will not secure reimbursement from additional commercial health plans and state Medicaid programs, and the risk factors detailed from time to time in the Company's periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2013 and the most recent Form 10-Q.  By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.